Exhibit 99.2

            Certificate Pursuant to

             18 U.S.C. Section 1350,
             as Adopted Pursuant to
        Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of NetWolves Corporation (the "Company") on Form 10-Q for the quarter ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter C. Castle, Secretary and Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2003

                                                /s/ Peter C. Castle
                                                --------------------------------
                                                Peter C. Castle
                                                Secretary and Treasurer
                                                Chief Financial Officer and
                                                Chief Accounting Officer